UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

Floridian Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-53589	20-4539279
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
175 Timacuan Boulevard, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (407) 321-3233

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FLORIDIAN FINANCIAL GROUP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 20, 2009, Floridian Financial Group, Inc. (the “Company”) entered into a separation agreement (the “Separation Agreement”) with Michael L. McClanahan, the Company’s Vice Chairman. Pursuant to the Separation Agreement, effective on November 20, 2009, Mr. McClanahan resigned his position as Vice Chairman. The Company is not aware of any disagreements between the Company and Mr. McClanahan. Under the terms of the Separation Agreement, Mr. McClanahan’s existing stock options were cancelled and the Company granted Mr. McClanahan options to acquire 52,500 shares of the Company’s common stock at an exercise price of $12.50 per share. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company’s Chief Executive Officer, Mr. Charlie Brinkley, has assumed the duties and responsibilities previously filled by Mr. McClanahan.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Separation Agreement, dated November 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDIAN FINANCIAL GROUP, INC.
Date:	December 16, 2009	By:	/s/ John Waters
John Waters,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement, dated November 20, 2009